                                                                     EXHIBIT 7


                             STOCKHOLDERS AGREEMENT

                   This Stockholders Agreement dated September 30, 1997 (this "Agreement") by and among Genesis Direct, Inc., a Delaware corporation (the "Company"), and each of the individuals or entities signatory hereto (each a "Stockholder" and together the "Stockholders").

                              W I T N E S S E T H:

                   WHEREAS, pursuant to the terms and conditions of the Stock Purchase Agreement (the "Stock Purchase Agreement") dated the date hereof between the Company and the purchasers signatory thereto (the "Purchasers"), the Company has agreed to issue and sell, and the Purchasers have severally agreed to purchase, shares of Series A Preferred Stock of the Company (the "Purchased Shares") in the aggregate amount of 71,358 shares for an aggregate purchase price of $71,358,000;

                   WHEREAS, the Company and each of the Stockholders party to the Existing Agreement desire to terminate, as of the date of issuance of the Purchased Shares, certain provisions of the Existing Agreement, and establish as of the date of such termination certain rights and obligations of such Stockholders as set forth in this Agreement;

                   WHEREAS, it is a condition precedent to the obligation of the Purchasers to purchase the Purchased Shares pursuant to the Stock Purchase Agreement that the parties hereto enter into this Agreement;

                   NOW, THEREFORE, in consideration of the agreement of the Purchasers to purchase the Purchased Shares and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

                   1.1 Defined Terms. All terms capitalized but not defined
                       -------------
herein shall have the meanings attributable to such terms in the Stock Purchase Agreement, except where the context otherwise requires. The following additional terms when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings, such meanings to be equally applicable to the singular and plural forms thereof:

                   "Affiliate" shall mean, with respect to any Person, any
                    ---------
person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with
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respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person,whether through the ownership of voting securities or by contract or otherwise.

                   "Capital Stock" means all of the (i) Common Stock, (ii)
                    -------------
Purchased Shares, (iii) Interest Shares, (iv) Conversion Shares and (v) other equity securities of the Company.

                   "Cause" means the commission by a person as (a) admitted by
                    -----
said person or (b) determined by a court of competent jurisdiction (after all appeals and the expiration of the time to appeal), of a felony if the acts constituting such felony are materially injurious to the Company (including its reputation) or the commission of such felony has a material financial injurious effect on the Company.

                   "Change in Control" means (i) the failure of the GE
                    -----------------
Partnership, GDLP and GDLP II collectively to hold beneficially and of record, and have the right to vote shares of securities of the Company with voting power to elect a majority of the Company's Board of Directors; (ii) the failure of the GE Partnership to hold beneficially and of record, until the second anniversary of the Closing Date, all of the Notes and Common Stock held by the GE Partnership as of the Closing Date, or acquired any time thereafter; (iii) Warren Struhl, David Sable and Hunter Cohen cease collectively to have the power to vote, directly or indirectly, and dispose of each class and type of Company securities held by GDLP on the date hereof or hereafter acquired by GDLP or GDLP II; or (iv) any of Warren Struhl, David Sable and Hunter Cohen fails to hold, directly or indirectly, at least 80% of the amount he holds today, at the Closing or at any time thereafter, of his rights to participate in profits of GDLP and GDLP II in respect of each class and type of Company securities held by GDLP or GDLP II as of the Closing Date or acquired at any time thereafter, or in his capital account in GDLP or GDLP II; provided, that neither of the following will be deemed to be a Change of Control pursuant to clause (ii) above: (A) transfers of Common Stock by GE Partnership to Affiliates of the GE Partnership who at all times remain Affiliates of the GE Partnership and who agree in writing to be bound by the terms of this Agreement; and (B) sales of Common Stock by the GE Partnership or its Affiliates (excluding shares issued upon conversion of Series A Preferred Stock) that, in the aggregate (including all such sales after the date hereof) result in gross proceeds of $20 million or less, and, in the aggregate, include 49% or less of the GE Partnership's Common Stock (excluding shares issued upon conversion of Series A Preferred), and additional sales of shares of Common Stock if consummated at the $6,000 Price so long as the weighted average price paid on all sales of Common Stock pursuant to this clause (B) is equal to or in excess of the $6,000 Price.

                   "Common Stock" shall have the meaning set forth in the Stock
                    ------------
Purchase Agreement.

                   "Conversion Shares" shall mean Common Stock previously
                    -----------------
issued, or unless the context otherwise requires, issuable upon conversion of the Notes.

                   "Common Stock Equivalents" shall mean the number of shares of
                    ------------------------
Common Stock issuable upon the exercise, exchange or conversion of any security.

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                   "Consideration Warrants" shall have the meaning set forth in
                    ----------------------
the Stock Purchase Agreement.

                   "Disability" shall mean, with respect to any natural person,
                    ----------
the certified incompetency as determined by a physician selected by you and reasonably acceptable to the Company or failure of such person to render and perform the services required of such person during any period of six consecutive months because of physical or mental incapacity. The date on which the Disability occurred shall be determined by Special Majority Approval.

                   "Existing Agreement" shall mean the Note and Stock Purchase
                    ------------------
Agreement.

                   "FUCP" shall have the meaning set forth in paragraph 2.1(c)
                    ----
hereof.

                   "Fully Diluted" with respect to Capital Stock or Common Stock
                    -------------
shall mean: (i) all currently outstanding shares of Common Stock, (ii) 8,478 shares issuable upon the conversion of 32.5% of the GE Partnership's Notes, subject to adjustment as provided in the Note and Stock Purchase Agreement or in the case of a conversion of greater than 32.5% of the GE Partnership's Notes, such number of shares issued upon such conversion, (iii) 23,786 shares of Common Stock issuable upon the conversion of the Series A Preferred Stock, subject to adjustment as provided in the Certificate of Designation with respect to the Series A Preferred Stock, (iv) (a) 3,864 shares of Common Stock issued or subject to issuance pursuant to the Genesis Direct, Inc. stock option plan and
(b) after an initial public offering, such additional amount of shares of Common Stock of the Company as the Company may award (with the sum of (a) and (b) not to exceed 12% of the number of shares of Common Stock outstanding immediately after the closing of such initial public offering), (v) 1,000 shares of Common Stock issuable upon exercise of the Consideration Warrants to the extent such Consideration Warrants are exercisable at the time as of which the applicable calculation is made and (vi) any Interest Shares.

                   "GDLP" shall mean Genesis Direct, L.P., a Delaware limited
                    ----
partnership.

                   "GDLP II" shall mean Genesis Direct II, L.P., a Delaware
                    -------
limited partnership.

                   "GE Partnership" shall have the meaning set forth in Section
                    --------------
2.1 hereof.

                   "GE Partnership Approval" shall mean so long as the GE
                    -----------------------
Partnership or its Affiliates hold at least 7,000 shares of Series A Preferred Stock, the consent of the GE Partnership or any transferee who hold all shares of Series A Preferred Stock issued to the GE Partnership.

                   "Holder" shall mean any holder of Registrable Securities or
                    ------
Notes.

                   "Interest Shares" shall have the meaning set forth in
                    ---------------
paragraph 1 of the Note and Stock Purchase Agreement.

                   "Liquidation" shall mean a liquidation, dissolution or
                    -----------
winding up of the affairs of the Company or consolidation or merger of the Company with or into any other corporation (unless the acquiring or surviving corporation shall be a corporation more than 50% of the combined voting power of which corporation's then outstanding equity securities, after such acquisition or combination, are owned, immediately after such acquisition or combination, by the owners of more than 50% of the voting power of the Company immediately prior to such acquisition or combination), or a sale or transfer of all or substantially all of the Company's assets for cash or securities or a statutory share exchange in which stockholders of the Company may participate; provided,
                                                                     --------
however, that a Qualifying Public Offering shall not be deemed a Liquidation.
-------

                   "Majority of Other Initiating Holders" shall mean holders of
                    --------
more than 50% of the Registrable Securities held by holders other than the GE Partnership, GDLP or GDLP II or their respective Affiliates or partners.

                   "New Investor Approval" shall mean so long as not less than
                    ---------------------
20% of the shares of New Investor Series A Preferred Stock issued under the Stock Purchase Agreement are outstanding, (x) prior to the issuance of any Subsequent Series A Preferred Stock, the consent of holders of a majority of the outstanding shares of New Investor Series A Preferred Stock; provided, that if
                                                             --------
fewer than 14,000 shares of New Investor Series A Preferred Stock are outstanding, regardless of the number of shares voted in favor of the matter being voted on, New Investor Approval shall be deemed to have been obtained unless holders of at least 7,000 shares of New Investor Series A Preferred Stock have voted against the matter being voted on and (y) following the issuance of any Subsequent Series A Preferred Stock, the consent of holders of a majority of the outstanding shares of New Investor Series A Preferred Stock; provided, that
                                                                 --------
if at least three unaffiliated New Investors holding a number of shares of New Investor Series A Preferred Stock equal in the aggregate to more than 20% of the number of shares of New Investor Series A Preferred Stock issued on the Initial Closing Date and any Subsequent Closing Date and on or prior to December 31, 1997, affirmatively vote not to approve the matter being voted on, New Investor Approval shall not have been obtained.

                   "New Investor Series A Preferred Stock" shall mean the shares
                    -------------------------------------
of Series A Preferred Stock issued to the New Investors on or prior to December 31, 1997.

                   "New Investors" shall mean all holders of Series A Preferred
                    -------------
Stock other than the GE Partnership, Genesis Direct, L.P., Genesis Direct II, L.P. and the Affiliates or any transferees thereof.

                   "Note and Stock Purchase Agreement" means the Note and Stock
                    ---------------------------------
Purchase Agreement dated June 25, 1996 among the Company, the GE Partnership and with respect to certain provisions, Genesis Direct, L.P., as amended.

                   "Offeree Stockholder" shall have the meaning set forth in
                    -------------------
Section 3.2 hereof.

                   "Offering Stockholder" shall have the meaning set forth in
                    --------------------
Section 3.2 hereof.

                   "Percentage in Interest" shall mean with respect to any
                    ----------------------
holder of Capital Stock or Notes, the ratio of number of shares of Capital Stock (on a Fully Diluted basis) beneficially owned by such holder to the total amount of shares of Capital Stock outstanding (on a Fully Diluted basis).

                   "Permitted Transferees" shall have the meaning set forth in
                    ---------------------
Section 3.5 hereof.

                   "Person" shall mean and include an individual, a corporation,
                    ------
a limited liability company, an association, a partnership, a trust or estate, a government or any department or agency thereof.

                   "Qualifying Public Offering" shall have the meaning set forth
                    --------------------------
in the Stock Purchase Agreement.

                   "Qualifying Sale" shall mean a sale of the Company (by sale
                    ---------------
of stock, merger, sale of assets or otherwise) to an unaffiliated third party in which (i) the Notes are prepaid in full or in part in accordance with the terms thereof and no Notes remain outstanding, (ii) all consideration is solely in cash and/or freely marketable securities, payable pro rata according to holdings of Common Stock (after payment of the Notes and conversion or redemption of the Series A Preferred Stock outstanding), and (iii) all liabilities of each Holder of Series A Preferred Stock being converted in connection with such sale (other than representations as to title to its own stock) shall be several and pro rata with all other Holders of Capital Stock, based on Fully Diluted holdings of Common Stock and shall not in the aggregate exceed the cash proceeds received by such Holder in such sale, (iv) the amount of proceeds paid to each Holder of Series A Preferred Stock (where to the extent proceeds include freely marketable securities, such securities shall be valued at their Market Price (as defined in the Certificate of Designation with respect to the Series A Preferred Stock)), measured net of expenses and liabilities assumed, retained or incurred in connection with such sale (other than each Holder's liability for its own representations as to title to its securities) are equal to or greater than the product of the number of shares of Common Stock issuable upon conversion of all outstanding shares of Series A Preferred Stock of such Holder multiplied by (A) the price per share of Common Stock that would satisfy the condition described in clause (b) of part (ii) of the definition of Qualifying Public Offering, or
(B) if lower, the $6,000 Price.

                   "Registrable Securities" shall mean at any time (i) the
                    ----------------------
Common Stock held by any Stockholder, (ii) the Common Stock previously issued or, unless the context otherwise requires, issuable upon conversion of the Notes or Purchased Shares or the exercise of the Consideration Warrants, (iii) any Common Stock issued subsequent to the conversion of any of the Notes or Purchased Shares or the exercise of the Consideration Warrants as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Common Stock issued upon such conversion or exercise, (iv) any Common Stock issued or, unless the context otherwise requires, issuable as interest on the Notes and (v) any Common Stock issued as a dividend or distribution with respect to, or in exchange for or in replacement of, any Purchased Shares or Common Stock, provided, that any Common Stock sold to the public under a registration statement filed

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with the Securities and Exchange Commission or pursuant to Rule 144 shall not be deemed Registrable Securities.

                   "Registration Expenses" shall mean all expenses incident to
                    ---------------------
the Company's performance of or compliance with its obligations under Sections 5.1, 5.2 and 5.3 hereof, including without limitation, all Securities and Exchange Commission, NASD and stock exchange or NASDAQ registration and filing fees and expenses, fees and expenses of compliance with applicable state securities or "blue sky" laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with "blue sky" qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, the fees and expenses incurred in connection with the listing of the securities to be registered in the Qualifying Public Offering on each securities exchange or national market system on which such securities are to be so listed and, following such Qualifying Public Offering, the fees and expenses incurred in connection with the listing of such securities to be registered on each securities exchange or national market system on which such securities are listed, fees and disbursements of counsel for the Company and all independent certified public accountants (including the expenses of any annual audit and "cold comfort" letters required by or incident to such performance and compliance), the fees and disbursements of underwriters customarily paid by issuers or sellers of securities (including the fees and expenses of any "qualified independent underwriter" required by the NASD), the reasonable fees of one counsel retained in connection with each such registration by the holders of a majority of the Registrable Securities being registered, the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, and fees and expenses of other Persons retained by the Company (but not including any underwriting discounts or commission or transfer taxes, if any, attributable to the sale of Registrable Securities by holders of such Registrable Securities other than the Company).

                   "Series A Preferred Stock" shall mean all shares of Series A
                    ------------------------
Cumulative Convertible Preferred Stock issued by the Company pursuant to the Stock Purchase Agreement, including Subsequent Series A Preferred Stock.

                   "Shareholder Securities" shall have the meaning set forth in
                    ----------------------
Section 3.2 hereof.

                   "Shares" shall mean shares of the Series A Preferred Stock,
                    ------
Share Equivalents and the Common Stock of the Company.

                   "$6,000 Price" shall mean, with respect to the sale of a
                    ------------
share of Common Stock, $6,000 (as hereafter adjusted for stock splits, stock dividends, combinations of shares and other similar recapitalizations), plus, the portion of dividends accrued and unpaid on the Series A Preferred Stock allocable to such share of Common Stock.

                   "Stock Purchase Agreement" shall have the meaning set forth
                    ------------------------
in the first WHEREAS clause.

                   "Stockholder" shall have the meaning set forth in the
                    -----------
preamble hereto.

                   "Subsequent Series A Preferred Stock" shall mean any shares
                    -----------------------------------
of Series A Preferred Stock issued subsequent to the Initial Closing Date pursuant to paragraph 1(c) of the Stock Purchase Agreement.

                                   ARTICLE 2

                                VOTING AGREEMENT
                                ----------------

                   2.1 Board of Directors of the Company. (a) The Company's
                       ---------------------------------
Board of Directors shall, as of the effectiveness of this Agreement, consist of six directors. So long as the GE Partnership shall be the beneficial owner of
(i) any Notes or (ii) any Shares, Share Equivalents, Interest Shares or Common Stock issued upon conversion of the Notes or the Purchased Shares or exercise of the Consideration Warrants in excess of 20 percent of the Capital Stock on a fully converted basis, the Company will not increase the size of the Board of Directors of the Company without the consent of the general partner of the GE Partnership. The Company will not increase the size of the Board of Directors of the Company without New Investor Approval; provided, however, that if at least
                                           --------  -------
50% of the Notes outstanding on the date hereof are converted into Common Stock and no Notes remain outstanding, such New Investor Approval shall not be required to increase the size of the Board of Directors of the Company.

                   (b) (1)(A) So long as the GE Partnership has not sold or otherwise disposed of more than 50% of the maximum amount of shares of Fully Diluted Common Stock held by it at any given time, or it continues to hold in excess of 20% of the total outstanding shares of Fully Diluted Common Stock, each Stockholder agrees to vote all shares of Capital Stock as to which it has voting rights for the election of two directors designated by the GE Partnership; and (B) so long as the GE Partnership has sold or otherwise disposed of more than 50% of the maximum amount of shares of Fully Diluted Common Stock held by it at any given time, and it continues to hold 1 share of Capital Stock but less than 20% of the total outstanding shares of Fully Diluted Common Stock, each Stockholder agrees to vote all shares of Capital Stock as to which it has voting rights for the election of one director designated by the GE Partnership.

                   (2)(A) So long as GLDP and GDLP II have not sold or otherwise disposed of more than 75% of the maximum amount of shares of Fully Diluted Common Stock held by them in the aggregate at any given time, or they continue to hold in the aggregate 12% or more of the total outstanding shares of Fully Diluted Common Stock, each Stockholder agrees to vote all shares of Stock as to which it has voting rights for the election of three directors collectively designated by GDLP and GLDP II; (B) so long as GDLP and GDLP II have sold or otherwise disposed of more than 75% of the maximum amount of shares of Fully Diluted Common Stock held by them in the aggregate at any given time, and they continue to hold in the aggregate less than 12% but 8% or more of the total outstanding shares of Fully Diluted Common Stock, each Stockholder agrees to vote all shares of Capital Stock as to which it has voting rights for the election of two directors collectively designated by GDLP and GDLP II; and (C) so long as GDLP and GDLP II in the aggregate have sold or otherwise disposed of more than 75% of the maximum amount of shares of Fully Diluted Common Stock held by them in the aggregate at any given time, and continue to hold 1 share of Capital Stock but less than

8% of the total outstanding shares of Fully Diluted Common Stock, each Stockholder agrees to vote all shares of Capital Stock as to which it has voting rights for the election of one director collectively designated by GDLP and GDLP II.

                   (c) So long as the New Investors shall hold any shares of Series A Preferred Stock or Share Equivalents, each Stockholder agrees to vote all shares of Capital Stock as to which it has voting rights for the election of one director designated by First Union Capital Partners, Inc. ("FUCP") as long as FUCP and its Affiliates hold at least 50% of the Share Equivalents acquired by FUCP at the Closing, and otherwise by a majority of New Investors holding over 50% of the Share Equivalents acquired by the New Investors at the Closing; and

                   (d) The Company and each of the Stockholders shall appear in person or by proxy at any annual or special meeting of stockholders for the purpose of obtaining a quorum and shall vote or cause the vote of the Capital Stock owned by such Stockholder or by any affiliate of such Stockholder, either in person or by proxy, to be cast in accordance with the provisions of this
Article 2.

                   (e) The officers of the Company will be selected by a decision of the Board of Directors of the Company, provided however that the directors designated by the GE Partnership may remove any such officer for Cause.

                   (f) Each Stockholder as a shareholder of the Company further agrees to vote all the Capital Stock with respect to which it has voting rights, and to cause all persons designated by it to vote, in favor of removal from the Board of Directors, upon written notice by the GE Partnership, GDLP and GDLP II or the New Investors, of the person or persons designated to the Board of Directors by such Person giving notice or removal, and to elect to the unexpired term of each director so removed another person designated by such Person. Each Stockholder further agrees to cooperate fully with the GE Partnership, GDLP or the New Investors in connection with the voting of its shares of Capital Stock, the execution of written consents, the calling of meetings and other stockholder matters.

                   (g) If any director is unable to serve, or once having commenced to serve, is removed or withdraws from the Board of Directors of the Company, the replacement of such director on the Board of Directors of the Company will be elected in accordance with the procedures described in (b), (c),
(d) and (f) above.

                   (h) The Company hereby agrees that the Company will pay the
(i) reasonable expenses of the Directors and Observers (as defined below) and
(ii) reasonable fees to Directors designated by GE Partnership, GDLP and GDLP II or the New Investors that are not employees of the GE Partnership, GDLP and GDLP II, the New Investors or the Company or any of their Affiliates.

                   (i) Each Stockholder agrees not to and not to permit any Affiliate to grant any proxy or enter into or be bound by any voting trust with respect to its Capital Stock, or enter into any stockholder arrangements of any kind with any person with respect to its

Capital Stock, in any such case in a manner that is inconsistent with the provisions of this Agreement.

                   (j) The obligations of the GE Partnership set forth in this
Section 2.1 shall be null and void and of no further effect in the event that either (x) all three of Warren Struhl, David Sable and Hunter Cohen cease to control, directly or indirectly, the general partner of GDLP and GDLP II or (y) all three of Warren Struhl, David Sable and Hunter Cohen, collectively, cease to own, without any pledge of or lien thereon, directly or indirectly, at least 50% of their beneficial economic interest in GDLP and GDLP II, as applicable, held on June 25, 1996.

                   (k) Each holder of Series A Preferred Stock with an original purchase price aggregating $10 million or more shall be entitled to designate an observer (an "Observer") to attend meetings of the Board of Directors and committees thereof.

                   2.2 New Investor Approval. Without New Investor Approval, the
                       ---------------------
Company shall not: (1) cause a Liquidation to occur, other than a Qualifying Sale, (2) declare any dividend or authorize any purchase or repurchase of stock,
(3) authorize or issue any options to purchase Common Stock except for options authorized or issued with the approval of the Company's Board of Directors, (4) authorize or issue shares of stock of any class which would be senior or superior to the Series A Preferred Stock as to dividends or liquidation or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having rights to purchase, any shares of stock of the Company provided, that the Company may issue as consideration for acquisitions bonds, debentures, notes or other debt obligations convertible into or exchangeable for, or having rights to purchase (A) Common Stock upon an initial public offering at the public offering price and (B) up to 5,000 additional shares of Common Stock in any 12-month period at a conversion price equal to or higher than the Conversion Price of the Series A Preferred Stock then in effect pursuant to the Certificate of Designation or (5) amend or repeal the Certificate of Designation with respect to the Series A Preferred Stock other than in connection with the issuance of New Series A Preferred Stock as and to the extent permitted pursuant to Section 1 of the Stock Purchase Agreement.

                   2.3 GE Partnership Approval. Without GE Partnership Approval,
                       -----------------------
the Company shall not: (1) cause a Liquidation to occur, other than a Qualifying Sale, (2) declare any dividend or authorize any purchase or repurchase of stock,
(3) authorize or issue any options to purchase Common Stock except for options authorized or issued with the approval of the Company's Board of Directors, (4) authorize or issue shares of stock of any class which would be senior or superior to the Series A Preferred Stock as to dividends or liquidation or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having rights to purchase, any shares of stock of the Company provided, that the Company may issue as consideration for acquisitions bonds, debentures, notes or other debt obligations convertible into or exchangeable for, or having rights to purchase (A) Common Stock upon an initial public offering at the public offering price and (B) up to 5,000 additional shares of Common Stock in any 12-month period at a conversion price equal to or higher than the Conversion Price of the Series A Preferred Stock then in effect pursuant to the Certificate of Designation or (5) amend or repeal the Certificate of Designation with respect to the Series A Preferred Stock other than in connection with the issuance of New Series A Preferred Stock as and to the extent permitted pursuant to Section 1 of the Stock Purchase Agreement.

                   2.4 Actions Consistent with Agreement. The Company shall not
                       ---------------------------------
take any action inconsistent with the provisions of this Agreement.


                                   ARTICLE 3

                  RESTRICTIONS ON TRANSFERS BY THE STOCKHOLDERS
                  ---------------------------------------------

                   3.1 Restrictions on Transfers Generally. Subject to the
                       -----------------------------------
provisions of Section 3.8 hereof, each Stockholder hereby agrees that such Stockholder shall not, and shall not permit any Affiliate to, directly or indirectly, (i)transfer, sell or otherwise dispose of any shares of Capital Stock or Notes that would result in a Change of Control, except in a Qualifying Sale or a Qualifying Public Offering or (ii) transfer, sell or otherwise dispose of any shares of Capital Stock or Notes other than pursuant to Sections 3.2, 3.3, 3.4 or 3.5, provided, that Section 3.3 shall not restrict the sale of any Notes. Subject to the provisions of Section 3.8 hereof, each party hereto agrees not to pledge, mortgage, hypothecate or otherwise encumber any shares of Capital Stock.

                   3.2 Right of First Offer. (a) At any time prior to a
                       --------------------
Qualifying Public Offering, if a Stockholder, Noteholder or holder of Consideration Warrants (the "Offering Stockholder") desires to transfer or sell any Capital Stock, Notes or Consideration Warrants held by it (the "Shareholder Securities") to a third party that is not its Permitted Transferee (a "Third Party Buyer"), the Offering Stockholder shall give written notice (the "Transfer Notice") to all the other Stockholders, Noteholders and holders of Consideration Warrants ("Offeree Stockholder(s)") and the Company, which Transfer Notice shall state the number of Shareholder Securities such Offering Stockholder proposes to transfer and the name and notice address of each Person (i.e., each Offeree Stockholder and the Company) to whom such notice is being sent.

                   (b) The Offeree Stockholder(s) shall have the first irrevocable and exclusive option, but not the obligation, to purchase the Shareholder Securities. The option to purchase the offered Shareholder Securities shall be exercisable by the Offeree Stockholders collectively (pro-rata in accordance with the number of Shareholder Securities held by each Offeree Stockholder providing Exercise Notice) with respect to all but not less than all of such Shareholder Securities by delivery of a written notice of exercise (the "Exercise Notice") to the Offering Stockholder within 15 days after receipt of the Transfer Notice. Such Exercise Notice shall set forth the price and the terms and conditions on which such Offeree Stockholder(s) would be willing to purchase all but not less than all such Shareholder Securities. In the event that the Offering Stockholder accepts the price set forth in the Exercise Notice, then such Offeree Stockholder(s) shall be required to purchase all such Shareholder Securities. In the event that the Offering Stockholder does not accept the price set forth in the Exercise Notice then such Offering Stockholder shall be permitted to sell all, but not less than all, the Shareholder Securities to a Third Party Buyer for a purchase price not lower than that set forth in the Exercise Notice and on terms and conditions taken as a whole no more favorable to such Third Party Buyer than those set forth in the Exercise Notice. In the event that the Offeree

Stockholder(s) shall fail to deliver an Exercise Notice within 15 days after receipt of the Transfer Notice, the Offering Stockholder may sell the Shareholder Securities to a Third Party Buyer at any price and on any terms and conditions.

                   (c) The closing of any purchase of Shareholder Securities by Offeree Stockholder(s) under this Section 3.2 shall be held at such place as the Offering Stockholder and the Offeree Stockholder(s) shall agree upon on the 30th day following delivery of the Exercise Notice or such other date as shall be mutually agreeable to the parties (or such later time as may be necessary to comply with the Hart-Scott-Rodino Antitrust Improvements Act, as amended ("HSR"
Act), and other applicable laws).

                   (d) If the Offeree Stockholder(s) do not collectively wish to purchase all of the offered Shareholder Securities, fail to consummate such purchase within such period, or fail to deliver an Exercise Notice within the period specified in Section 3.2(b) hereof, the Offering Stockholder may transfer to the Third Party Buyer, subject to the provisions of this Agreement, all but not less than all, of the offered Shareholder Securities; provided, however, that (x) such transfer is bona fide and made before the later of 120 days from the date of the Transfer Notice and the date which is five days after the expiration or waiver of any applicable waiting period to such transfer pursuant to the HSR Act and (y) prior to such transfer the Third Party Buyer shall agree in writing, in a form reasonably satisfactory to the Company, to be bound by the terms of this Agreement (as a Stockholder) and that the Shareholder Securities held by it shall be subject to the terms of this Agreement. If such sale is not consummated within the period described in clause (x) of the proviso in the preceding sentence, the restrictions provided for in this Section 3.2(d) shall again become effective, and no transfer of such Shareholder Securities may be made thereafter without again offering the same to the Other Stockholders in accordance with the terms and conditions of this Agreement.

                   3.3 Tag Along. (a) If at any time prior to a Qualifying
                       ---------
Public Offering, any Offering Stockholder (other than a Noteholder with respect to the Notes) desires to transfer to any Third Party Buyer (other than pursuant to a registered public offering or pursuant to Rule 144) all or any portion of its Shareholder Securities (other than any Notes) in accordance with Section 3.2 above, such Offering Stockholder shall afford each other Stockholder the opportunity to sell, in the same transaction contemplated between such Offering Stockholder and the Third Party, at the same price and on the same terms and in such proportion of the total number of shares of Shareholder Securities being sold to the Third Party Buyer as the total number of shares of Capital Stock owned by each such Stockholder (including Share Equivalents) bears to the total number of shares of Fully Diluted Common Stock on such date (the "Tag-Along Offer").

                   (b) Written notice (the "Sale Notice") of the Tag-Along Offer shall be sent to each Stockholder. Such Sale Notice shall state (i) such Offering Stockholder's intention to transfer all the Shareholder Securities to the Third Party Buyer, (ii) the name and address of the proposed Third Party Buyer and (iii) the offered purchase price per share of Common Stock to be transferred, expressed solely as a dollar amount, the manner of payment thereof and a statement that the price will be payable wholly in cash and/or marketable securities. Each other Stockholder desiring to participate in such Tag-

Along sale shall, within 15 days of the date of delivery of the Sale Notice, notify the Offering Stockholder of its election to sell shares of Common Stock pursuant to the provisions of this Section 3.3. The failure by any Stockholder to deliver a notice pursuant to this section shall be deemed an election by such holder not to sell any shares of Common Stock owned by it and the Offering Stockholder may transfer its Capital Stock to the Third Party Buyer in accordance with the terms of the Sale Notice so long as such transfer occurs prior to 120 days after the date the Sale Notice was received by the other Stockholders.

                   3.4 Drag Along. If at any time the Company receives from a
                       ----------
Third Party Buyer an offer to purchase all of the issued and outstanding Capital Stock of the Company in a transaction that satisfies the definition of a Qualifying Sale, then the Company shall notify in writing each Stockholder. Upon the affirmative approval or consent of 66-2/3% of the shares of Fully Diluted Common Stock and provided that such offer would result in a Qualifying Sale, the Company shall have the option to require each such Stockholder to sell all of the shares of Capital Stock held by each such Stockholder to the Third Party Buyer at the same price and on the same terms and conditions as apply to such other shares of stock of the Company being purchased by the Third Party Buyer and shall state whether such option is being exercised in a notice provided to each Stockholder in writing at least twenty (20) Business Days prior to the date set for consummation of such sale.

                   3.5 Transfer to Affiliates. Notwithstanding anything to the
                       ----------------------
contrary contained in Section 3.1 and subject to the provisions of Section 3.7, a Stockholder or Noteholder may transfer its shares of Capital Stock or Notes or Consideration Warrants to an Affiliate of such Stockholder ("Permitted Transferee") provided that such Stockholder shall not transfer control of any such Affiliate to a person which is not an Affiliate of such Stockholder without first reacquiring such shares of Capital Stock or Notes or Consideration Warrants; and provided further, that the Permitted Transferee of a Stockholder may only transfer its shares of Capital Stock or Notes or Consideration Warrants to the transferor Stockholder from whom such Permitted Transferee received such shares of Capital Stock or Notes or Consideration Warrants or any of such transferor's Permitted Transferees or otherwise in accordance with the terms hereof.

                   3.6 Restrictive Legends. Each share of Capital Stock, each
                       -------------------
Note and each Consideration Warrant shall bear a legend in substantially the following form:

                   The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and neither the securities nor any interest therein may be sold, transferred, pledged or disposed of in the absence of such registration or an exemption under such Act and the rules and regulations thereunder. The transfer of such securities is subject to the restrictions set forth in that certain Stockholders Agreement, dated September 30, 1997 among Genesis Direct, Inc. and certain Stockholders, copies of which are available for inspection at the offices of Genesis Direct, Inc., and such securities may be transferred only in compliance with the terms and conditions of said Stockholders Agreement.

                   3.7 Transferees Subject to Agreement. Any transferee of any
                       --------------------------------
shares of Series A Preferred Stock shall, as a condition of the consummation of such transfer, agree to be subject to the terms of Article 2 of this Agreement.


                   3.8 Expiration of Restrictions. All restrictions imposed by
                       --------------------------
Section 3 hereof upon the transferability of Capital Stock, Notes or Consideration Warrants shall cease and terminate (a) as to any particular share of Capital Stock, when such share has been sold pursuant to Rule 144 or shall have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such share or (b) upon the consummation of a Qualifying Public Offering. Whenever such restrictions shall terminate as to any Capital Stock, Notes or Consideration Warrants, the holder thereof shall be entitled to receive from the Company without expense a new certificate or certificates representing such securities not bearing the legend set forth in Section 3.6 hereof.

                   3.9 Regulatory Compliance Cooperation. In the event that FUCP
                       ---------------------------------
determines that it has a Regulatory Problem (as defined below), FUCP shall have the right to transfer its shares of Series A Preferred Stock without regard to any restriction on transfer set forth in Section 3.3 of the this Agreement (provided that the transferee agrees to become a party to this Agreement and the Stock Purchase Agreement), and the Company shall take all such actions as are reasonably requested in writing by FUCP in order to (a) effectuate and facilitate any transfer by FUCP of any securities of the Company then held by FUCP to any Person designated by FUCP, provided that such transfer shall not result in the acquisition by any "person" (as that term is used in Sections 13
(d) and 14 (d) (2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership, direct or indirect, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities, (b) permit FUCP to exchange all or any portion of any voting security then held by it on a share-for-share basis for shares of a nonvoting security of the Company, which nonvoting security shall be identical in all respects to the voting security exchanged for it, except that it shall be nonvoting and shall be convertible back into the voting security from which it was converted, having the same terms and conditions as the voting security from which it was converted, on such terms as are requested by FUCP in light of regulatory considerations then prevailing and (c) to amend this Agreement, the Articles of Incorporation, the Bylaws and related agreements and instruments to effectuate and reflect the foregoing. For purposes of this Agreement and the Stockholders Agreement, a "Regulatory Problem" means any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency that FUCP is not entitled to hold, or exercise any significant right with respect to, the Company's securities then held by it.

                                   ARTICLE 4

                           RIGHT TO ACQUIRE SECURITIES
                           ---------------------------

                   4.1 Right to Acquire Securities. If at any time the Company
                       ---------------------------
proposes to issue in any offering other than a public offering registered with the Securities and Exchange Commission equity securities of any kind (the term "equity securities" including for these purposes any common stock, warrants, options or other rights to acquire equity securities and debt securities convertible into equity securities) of the Company, the Company shall:


                   (a) give written notice setting forth in reasonable detail
(i) the designation and all of the terms and provisions of the equity securities proposed to be issued (the "Proposed Securities"), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest or dividend rate and maturity; (ii) the price and other terms of the proposed sale of such securities; (iii) the amount of such securities proposed to be issued; and (iv) such other information as may be reasonably required or requested by any such Stockholder in order to evaluate the proposed issuance; and

                   (b) offer to issue to each such Stockholder its pro rata share of the Proposed Securities based on its Percentage in Interest.

provided, however, that no such right shall apply, and the Company shall have no
--------  -------
obligation to comply with clauses (a) and (b) above, in connection with (i) the issuance of any shares of Common Stock upon the exercise of options granted under the existing option plan and included in the definition of Fully Diluted at an exercise price of not less than the greater of (A) $3,000 per share (as hereafter adjusted for stock splits, stock dividends, combinations of shares and other similar recapitalizations) or (B) the then prevailing fair market value per share of Common Stock, (ii) the issuance of any shares of Common Stock issued by the Company in connection with the acquisition of any business, (iii) the issuance of any shares of Common Stock in connection with or at any time after the consummation of a Qualifying Public Offering or (iv) the conversion of the Notes or the Series A Preferred Stock or the exercise of the Consideration Warrants.

                   Each such Stockholder that wishes to exercise its purchase rights hereunder shall deliver a written notice to that effect to the Company within fifteen (15) days after its receipt of the notice specified in Section 4.1(a) from the Company.

                   Upon the expiration of such fifteen day period, the Company will be free to sell Proposed Securities that such Stockholders have not elected to purchase during the ninety (90) days following such expiration on terms and conditions (considered as a whole) no more favorable to the purchasers thereof than those offered to such Stockholders. Any Proposed Securities offered or sold by the Company after such 90-day period must be re-offered to such Stockholders pursuant to this Section 4.1. The election by any such Stockholder not to exercise its subscription rights under this Section 4.1 in any one instance shall not affect its right (other than in respect of a reduction in its percentage holdings) as to any subsequent proposed issuance. Any sale of such securities by the Company without first giving such Stockholders the rights described in this Section 4.1 shall be void and of no force and effect, and the Company shall cause any correction required to be effected.

                   For purposes of this Article 4, the pro rata share of the Proposed Securities (as defined above) offered to and not purchased by the GE Partnership may be purchased by any limited partner thereof or an Affiliate of the partnership or the general partner of the GE Partnership.

                                   ARTICLE 5

                               REGISTRATION RIGHTS
                               -------------------

                   5.1 Demand Registration. (a) At any time (i) after the
                       -------------------
lock-up period established at the time of an initial public offering of securities of the Company and for a period of one year thereafter, upon the written request of the GE Partnership (the "Exclusive Demand Right"), and (ii) following the earlier of the expiration of such one year period and the consummation of a registration of Registrable Securities following the Exclusive Demand Right, upon the written request of the GE Partnership, GDLP, GDLP II or a Majority of Other Initiating Holders (the GE Partnership, GDLP and GDLP II collectively and a Majority of Other Initiating Holders, each, an "Initiating Holder"), the Company shall use its best efforts to effect the registration of all or part of such holder's Registrable Securities under the Securities Act as described below. Such request shall state the intended method of disposition by such holder of the Registrable Securities and the Company will promptly give written notice of such requested registration to all holders of Registrable Securities and the Notes. The Company will use its best efforts to effect such registration of (i) the Registrable Securities which the Company has been so requested to register for disposition in accordance with the intended method of disposition stated in such request, and (ii) all other Registrable Securities the holders of which shall have, within 30 days after the receipt of such written notice from the Company, made written request (stating the intended method of disposition of such securities by such holders) to the Company for registration thereof, all to the extent required to permit the disposition (in accordance with the intended method thereof as aforesaid) by all such holders of the Registrable Securities so to be registered; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this
Section 5.1, (w) pursuant to a request by the GE Partnership at any time subsequent to (i) the third such registration made pursuant to a request by the GE Partnership following exercise by the GE Partnership of its Exclusive Demand Right or (ii) the fourth such registration made pursuant to a request by the GE Partnership if the Exclusive Demand Right was not exercised by the GE Partnership or (x) pursuant to a request by GDLP or GDLP II at any time subsequent to the fourth such registration made pursuant to a request by GDLP or GDLP II collectively or (y) pursuant to a request of any Initiating Holder other than the GE Partnership or GDLP or GDLP II at any time subsequent to the second such registration made pursuant to a request by such Initiating Holder or (z) where all shares requested to be included therein do not exceed in the aggregate, 5% of the fully diluted shares of Common Stock; provided, however that a demand right shall not be deemed to have been exercised pursuant to this
Section 5.1 unless a registration statement shall have become effective with respect to at least 85% of all shares requested to be included therein by the party requesting such demand and not have been interfered with by any order or requirement of the Securities and Exchange Commission or any other governmental agency or any court. The Company, after consultation with the holders requesting any registration pursuant to this paragraph, shall select the underwriter or underwriters of recognized standing to be used in connection with any public offering of securities registered pursuant to this paragraph; provided, however,
                                                              --------  -------
that so long as the GE Partnership or FUCP shall hold any Registrable Securities, each shall have the right, in its sole discretion, to approve of any underwriter in which General Electric Company or First Union Corporation, as applicable, has a direct or indirect interest of 5% or more.

                   (b) If a requested registration pursuant to this Section 5.1 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to such holders, the Company will exclude from such registration, to the extent of the number of securities which the Company is so advised cannot be sold in such offering, first, the Registrable Securities requested to be registered for the account of any Person (including the Company), other than the holders of Priority Registrable Securities (as defined below) and second, on a pro rata basis in accordance with the Fully Diluted Common Stock held, the securities requested to be registered by any holder of Common Stock (i) issued or issuable upon the conversion of Series A Preferred Stock or the exercise of the Consideration Warrants, (ii) issued upon the conversion of the Notes or issuable upon the conversion of the Notes notwithstanding any right of the Company to redeem the Notes pursuant to the Notes and Stock Purchase Agreement or (iii) held by the GE Partnership (collectively, the "Priority Registrable Securities") pursuant to this Section 5.1. Any holder of Registrable Securities to be included in any registration pursuant to Section 5.1 by written notice to the Company within 20 days after its receipt of a copy of a notice from the managing underwriter delivered pursuant to this Section 5.1(b) may rescind its request for registration of any Registrable Securities held by it with respect to all or any part of such Registrable Securities. In addition to such underwriter cut backs, any such registration will be subject to any conditions that might be imposed by the managing underwriter of the underwritten offering.

                   (c) Notwithstanding anything in this Section 5.1 to the contrary, if after the Initiating Holders have given a written request under this section and prior to the effective date of the registration statement filed in connection with such registration, the Board of Directors of the Company shall determine, in its good faith judgment, that the filing of such registration statement would interfere with any material financing, investment, acquisition or merger transaction then under consideration or would reasonably in the judgment of the Board of Directors of the Company adversely affect the interests of the Company and its stockholders, the Company may decide to delay the registration of such Registrable Securities as defined below) and if the Board of Directors makes such determination, the Company shall give written notice of such determination to each holder of Registrable Securities and Notes that has requested registration of its securities; provided that the Company may not delay registration as permitted in this paragraph more than once in any twelve month period. Such delay shall be for the period the Company determines on the basis provided above as is in good faith necessary or desirable, but in no event greater than six months. The Company shall notify the Initiating Holders of the period of delay. Following such delay, the Company shall promptly cause the Registrable Securities to be registered unless, within 15 days of receipt of notice from the Company, the Initiating Holders withdraw their written request made pursuant to Section 5.1, in which case such written request will not be considered a request for the purposes of Section 5.1.

          (d) A registration statement requested pursuant to this Section 5.1 shall not be deemed to have been effected if (i) the registration does not remain effective for a period of at least 120 days or such earlier time as the underwriter allows and all the Registrable Securities requested to be registered in connection therewith were not sold, (ii) the Initiating Holders withdraw their request for registration in its entirety pursuant to Section 5.1, (iii) a registration with respect therewith has not become effective, provided that if such registration statement does not become effective following its filing by the Company solely by reason of the refusal to proceed of the Initiating Holders, it shall be deemed to have been effected unless the Initiating Holders shall have elected to pay all registration expenses in connection with such registration or (iv) if within 120 days after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason .

                   5.2 Piggy-Back Registration. (a) If the Company at any time
                       -----------------------
proposes to register any of its equity securities (other than securities issued with respect to any acquisition or any employee stock option, stock purchase, or similar plan or any other securities to be registered pursuant to a special purpose registration) under the Securities Act on Form S-1, Form S-2, Form S-3 or any other form of general application for sale of securities to the public in an underwritten offering upon which may be registered securities similar to the Registrable Securities, it will each such time at least 30 days prior to the anticipated filing date of such proposed registration statement give written notice to all holders of all Notes or Registrable Securities of its intention so to do and, upon the written request of any such holder made within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and state the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of Registrable Securities which the Company has been so requested to register, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) by such holders of the Registrable Securities to be so registered, subject to the discretion of the managing underwriter to limit or exclude any of such equity securities from the offering (subject to the same priorities as set forth in Section 5.2(b) hereof) if it determines that the inclusion thereof would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that if any Registrable Securities are to be distributed pursuant to this paragraph through a firm of underwriters to the public and the GE Partnership or FUCP shall be participating in such offering it shall have the right, after consultation with the Company, to approve of any underwriter in which General Electric Company or First Union Corporation, as applicable, has a direct or indirect interest of 5% or more. No registration effected pursuant to this Section 5.2 shall relieve the Company from its obligation to effect any registration upon request pursuant to Section 5.1 hereof.

                   (b) If a requested registration pursuant to this Section 5.2 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration) that in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the holders of a majority of the Registrable Securities requested to be registered therein, the

Company will exclude from such registration, to the extent of the number of securities which the Company is so advised cannot be sold in such offering, first the Registrable Securities requested to be registered for the account of any Person (including the Company), other than holders of Priority Registrable Securities and second, on a pro rata basis in accordance with Fully Diluted Common Stock held, the Priority Registrable Securities pursuant to this Section
5.2. Any holder of Registrable Securities to be included in any registration pursuant to Section 5.2 by written notice to the Company within 20 days after its receipt of a copy of a notice from the managing underwriter delivered pursuant to this Section 5.2(b), may rescind its request for registration of any Registrable Securities held by it with respect to all or any of such Registrable Securities. In addition to such underwriter cutbacks, any such registration will be subject to any commercially reasonable conditions that might be imposed by the managing underwriter of the Underwritten Offering.

                   5.3 Form S-3 Registration. At any time when the Company is
                       ---------------------
eligible to register securities on Form S-3 and the holders of Registrable Securities are eligible to make demand for registration of Registrable Securities pursuant to Section 5.1, if the Company shall receive from any Holder or Holders of Registrable Securities holding 5% or more of the maximum shares of Fully Diluted Common Stock or $5 million or more in equity securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders of the Registrable Securities the Company will: (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; (ii) as soon as practicable effect such registration and all such qualifications and compliance's as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of written notice from the Company; provided,
                                                                       --------
however, that the Company shall not be obligated to effect any such
-------
registration, qualification or compliance, pursuant to this Section 5.3 (A) if Form S-3 is not available for such offering by the Holders; (B) more than two times in any twelve-month period; or (C) if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company to the effect that, in the good faith judgment of the Board of Directors, the filing, the offering or the disclosure required thereby would adversely affect a pending or contemplated acquisition, financing or other material transaction of the Company and it is therefore in the best interests of the Company to defer the filing of such registration statement, then the Company shall have the right to defer such filing or to block the sale of shares thereunder for a period of not more than 90 days after the date of furnishing such certificate; provided, however, that the Company may not exercise such
                  --------  -------
right more than once in any twelve-month period; and (iii) subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. No registration effected pursuant to this Section 5.3 shall relieve the Company from its obligation to effect any registration pursuant to Section 5.1 or 5.2.

                   5.4 Registration Expenses. The Registration Expenses in
                       ---------------------
connection with any registration in which Registrable Securities shall be included pursuant to Section 5.1 or Section 5.2 (including any registration withdrawn or determined to be ineffective in accordance with Section 5.1(c) or 5.1(d), other than as set forth in clause (iii) of Section 5.1(d)) shall be borne by the Company.


                   5.5 Registration Procedures. If and whenever the Company is
                       -----------------------
required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will as promptly as possible:


                (i) prepare and (in any event within 120 days after the end of the period within which requests for registration may be given to the Company) file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective; provided, however, that before filing with the Commission a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to each Holder of Registrable Securities included in such registration statement copies of such documents proposed to be filed for such Holder's review;

                (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all such Registrable Securities and other securities covered by such registration statement until such time as all of such Registrable Securities and other securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement, but in no event for a period of less than 120 days after such registration statement becomes effective;

                (iii) furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                (iv) use its best efforts to register or qualify such Registrable Securities covered by such registration statement under such other applicable securities or Blue Sky laws of such jurisdictions within the United States of America (including territories and commonwealths thereof) as each seller shall reasonably request, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any jurisdiction;

                  (v) notify each seller of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the period mentioned in subdivision (ii) of this Section 5.5, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made (and upon receipt of such notice and until a supplemented or amended prospectus as set forth below is available, each such seller shall not offer or sell any securities covered by such registration statement and shall return all copies of such prospectus to the Company if requested to do so by it), and at the request of any such seller prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and

                  (vi) furnish to each holder for which Registrable Securities are registered or are to be registered at the time of the disposition of such Registrable Securities by such holder, a signed copy of an opinion of counsel dated the effective date of such registration statement reasonably satisfactory in form and substance to the three largest such holders (based on their percentage in interest of the Registrable Securities or the largest such holder if such holder's percentage in interest of the Registrable Securities is equal to or greater than 50%) covering substantially the matters with respect to such registration statement (and the prospectus, included therein) as are customarily covered in opinions of issuers counsel delivered to underwriters in underwritten public offerings of securities; it being understood that such opinion may contain such qualifications and assumptions as are customary in the rendering of similar opinions.

The Company may require each seller of any Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such Registrable Securities as the Company may from time to time request in writing and as shall be required by law to effect such registration.

                   5.6 Indemnification. (a) In the event of any registration of
                       ---------------
any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the seller of such securities and its directors and officers and each underwriter of such securities and each other person, if any, who controls such seller or underwriter within the meaning the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller, each such director and officer, each such underwriter and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller, officer or director, underwriter or controlling person specifically for use in the preparation thereof. Such indemnity shall remain in full force and effect irrespective of any investigation by any person indemnified above.

                   (b) In connection with any registration statement in which a holder of Registrable Securities is participating each holder shall indemnify to the extent permitted by law in the same manner and to the same extent as set forth in subdivision (a) of this Section 5.6, but only to an amount, with respect to such prospective seller, not in excess of the gross proceeds realized by such seller from the sale of Registrable Securities registered pursuant to such registration statement) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and any person who controls the Company within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or underwriter, specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, amendment or supplement.

                   (c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 5.6, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 5.5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in the written opinion of counsel for such indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expense subsequently incurred by the latter in connection with the defense thereof. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party shall not be subject to any liability for any settlement made without its consent which shall not be unreasonably withheld.

                   If for any reason, the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand.

                   5.7  Information by the Holders. Each of the Holders
                        --------------------------
included in registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Article 5.

                   5.8  "Market Stand-Off" Agreement. Any Holder, if required by
                        ----------------------------
the Company and any underwriter of Registrable Securities of the Company, shall agree not to sell or otherwise transfer or dispose of any Registrable Securities of the Company held by such holder during the period not to exceed one hundred and eighty (180) days as requested by the managing underwriter following the effective date of the first registration statement of the Company filed under the Securities Act, provided that all officers and directors of the Company enter into similar agreements. Such agreement shall be in writing in the form satisfactory to the Company and such underwriter. The Company may impose a stop-transfer instruction with respect to the shares or other securities) subject to the foregoing restriction until the end of such period.

                   5.9  Rule 144 Reporting. With a view to making available the
                        ------------------
benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use all commercially reasonable efforts to:

                     (i) make and keep public information available as those terms are understood and defined in Rule 144, at all times from and after the effective date of the first registration statement under the Securities Act filed by the Company for an offering of its securities to the general public;

                     (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

                     (iii) so long as any Holder owns any Registrable Securities, furnish to such Holder upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as any Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

                   5.10  Assignability. The registration rights set forth in
                         -------------
this Article 5 shall be assignable by any Holder, in whole or in part, to any transferee of Registrable Securities provided such transferee agrees to be bound by all provisions of this Agreement. Any such assignee of a Purchaser shall be deemed to be a Purchaser for purposes of this Article 5.

                                   ARTICLE 6

                     CERTAIN REPRESENTATIONS AND COVENANTS
                     -------------------------------------

                   6.1   Stockholder Representation. Each Stockholder
                         --------------------------
represents and warrants as to itself that as of the Closing Date (after giving effect to all transactions occurring on or as of the Closing Date) such Stockholder is not a party with any other Person to any other agreement with respect to the holding, voting, acquisition or disposition of shares of Capital Stock, other than the Stock Purchase Agreement, this Agreement or the Existing Agreement.

                   6.2   Company Representation. The Company represents and
                         ----------------------
warrants that except as set forth on Schedule 4F to the Stock Purchase Agreement, as of the Closing Date (i) it is not a party with any other Person to any other agreement with respect to the holding, voting, acquisition or disposition of shares of Capital Stock other than this Agreement, the Stock Purchase Agreement or the Existing Agreement and (ii) it has not granted to any other Person any other registration rights with respect to capital stock of the Company, and no holder of any capital stock of the Company shall have as of the date hereof any right to require registration of any capital stock of the Company under the Securities Act or to include any security in any registration statement filed by the Company under the Securities Act except pursuant hereto.

                   6.3   Company Covenants. Subsequent to the Qualifying Public
                         -----------------
Offering, the Company will comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act applicable to it and shall use its best efforts to comply with all other public information reporting requirements of the Commission (including reporting requirements which serve as a condition to utilization of Rule 144 promulgated by the Commission under the Securities Act) applicable to it from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any Notes or Registrable Securities. The Company will also cooperate with each holder of any Notes or Registrable Securities in supplying such information and documentation as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Notes or Registrable Securities.

                                   ARTICLE 7

                                 MISCELLANEOUS
                                 -------------

                   7.1  Injunctive Relief. It is acknowledged that it will be
                        -----------------
impossible to measure in money the damages that would be suffered if the parties fail to comply with certain of the obligations imposed on them by this Agreement, including without limitation those obligations set forth in Article 2, Article 3 and Article 4, and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled to injunctive relief and/or specific performance to enforce such obligations, and if any action should be brought in equity to enforce any of such provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

                   7.2   Further Assurances. Each party hereto shall do and
                         ------------------
 perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                   7.3   Governing Law. This Agreement shall be construed and
                         -------------
enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

                   7.4   Entire Agreement; Amendment; Waiver. This Agreement (a)
                         -----------------------------------
together with the Stock Purchase Agreement and the Existing Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof, (b) may not be amended or supplemented except (i) by an instrument or counterparts thereof in writing signed by the Company and the Stockholders holding at least 66-2/3% of the shares of Fully Diluted Common Stock, (ii) with New Investor Approval, provided that New Investor Approval will not be required for any amendment which (1) adds new parties to this Agreement, (2) amends Sections 3.2 and 3.3 to give pro rata rights of first offer and pro rata tag along rights to stock issued by the Company after the date hereof, (3) changes the "66-2/3%" in Section 3.4 to another percentage, or (4) amends Article 5 in a manner that is not disproportionately adverse to the registration rights of any Holder of Registrable Securities relatively to other such Holders and (c) may not be discharged except by such written instrument or by performance. Any such amendment so approved shall be binding on all Stockholders. No waiver of any term or provision shall be effective unless in writing signed by the party to be charged.

                   7.5   Binding Effect. This Agreement shall be binding on and
                         --------------
inure to the benefit of the parties hereto and, subject to the terms and provisions hereof, their respective legal representatives, successors and assigns.

                   7.6   Invalidity of Provision. The invalidity or
                         -----------------------
unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

                   7.7   Counterparts. This Agreement may be executed
                         ------------
simultaneously in two or more counterparts, all of which shall be deemed but one and the same instrument and each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                   7.8 Notices. All notices and other communications provided for or given or made hereunder shall be in writing (including delivery by facsimile transmission) and, unless otherwise provided herein, shall be deemed to have been given when received by the party to whom such notice is to be given at its address set forth in the Stock Purchase Agreement, or such other address for the party as shall be specified by notice given pursuant hereto.

                   7.9 Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute part of this Agreement.

                   7.10 Expiration of Rights. Notwithstanding any other provision in this Agreement, the parties hereto agree that the rights and obligations set forth in this Agreement, other than those contained in Article 5 hereof and any provision necessary to effect the rights and obligations under such Article 5, shall expire and be of no further force and effect as of the date on which the Company shall consummate a Qualifying Public Offering. In order to satisfy provisions under the Employee Retirement Income Security Act of 1974, as amended and, notwithstanding the above, following the termination of this Agreement, so long as the GE Partnership shall hold Common Stock, the Company shall nominate a designee of the GE Partnership to the Board of Directors of the Company so long as the GE Partnership has requested such nominee to be designated.

              IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties hereto as of the date first above written.

                                          GENESIS DIRECT, INC.

                                          By /s/ Barry Curtis
                                            ---------------------------------
                                             Name: Barry Curtis
                                             Title: CFO

STOCKHOLDERS:

GE INVESTMENT PRIVATE PLACEMENT PARTNERS II, a LIMITED PARTNERSHIP

      By:  GE Investment Management Incorporated
           Its: General Partner

      By: /s/ Michael Pastore
         -----------------------------------
         Name: Michael Pastore
         Title: Vice President

GENESIS DIRECT, L.P.

      By:   Genesis Direct Management L.L.C.

      By: /s/ Warren Struhl
         -----------------------------------
         Name: Warren Struhl
         Title: Member

GENESIS DIRECT II, L.P.

      By:   Genesis Direct Management L.L.C.

      By: /s/ Warren Struhl
         --------------------------------
           Name: Warren Struhl
           Title: Member

FIRST UNION CAPITAL PARTNERS, INC.

By: /s/ Kevin Roche
    --------------------------------------
    Name: Kevin J. Roche
    Title:  Senior Vice President

THE CIT GROUP/EQUITY INVESTMENTS, INC.

By: /s/ Kenneth Walters
   --------------------------------------
     Name:  Kenneth L. Walters Jr.
     Title:  Vice President

SSM VENTURE PARTNERS, L.P.

SSM I, L.P.
General Partner of SSM Venture Partners, L.P.

      By:  SSM Corporation General Partner

      By: /s/ R. Wilson Orr, III
         ------------------------------------
           Name:  R. Wilson Orr, III
           Title:  Vice-President

INVEMED ASSOCIATES, INC.

By: /s/ Cristina H. Kepner
   ----------------------------------------
   Name: Cristina H. Kepner
   Title: Executive Vice President

/s/ Cristina H. Kepner
-------------------------------------------
Cristina H. Kepner

/s/ Kenneth G. Langone
-------------------------------------------
Kenneth G. Langone

/s/ G. Allen Mebane
-------------------------------------------
G. Allen Mebane

/s/ Thomas Teague
-------------------------------------------
Thomas L. Teague

/s/ Baldwin Smith, Jr.
-------------------------------------------
Baldwin Smith, JR.

/s/ Carlisle Jones
-------------------------------------------
Carlisle Jones

/s/ Harris Berenholz
-------------------------------------------
Harris Berenholz

/s/ Andrew  Taussig
-------------------------------------------
Andrew R. Taussig

WERCO - GENESIS DIRECT L.L.C.

By: /s/ Joseph Wekselblatt
   ----------------------------------------
     Name:  Joseph R. Wekselblatt
     Title:  Manager

NATC HOLDING COMPANY, LTD.

By: /s/ Mark Graham
   ----------------------------------------
     Name:  Mark R. Graham
     Title:  Vice President

STRATEGIC INVESTMENT PARTNERS LTD.

By: /s/ Michael Neus
   ------------------------------------
     Name:  Michael C. Neus
     Title:  Attorney-in-Fact

/s/ Stan Druckenmiller
---------------------------------------
Stan Druckenmiller

/s/ Arminio Fraga
---------------------------------------
Arminio Fraga

/s/ Gerald Kerner
---------------------------------------
Gerald Kerner

/s/ Paul McNulty
---------------------------------------
Paul McNulty

/s/ Sean Warren
---------------------------------------
Sean Warren